Exhibit 10.01

FIRST AMENDMENT

THIS FIRST AMENDMENT (the “Amendment”) is made and entered into as of the 28 day of October, 2002, by and between EOP-SUNSET NORTH BELLEVUE, L.L.C., a Washington limited liability company (“Landlord”), and EXPEDIA, INC., a Washington corporation (“Tenant”).

RECITALS

A.	Landlord and Tenant are parties to that certain lease dated September 12, 2002, which lease has not been previously amended (the “Lease”). Pursuant to the Lease, Landlord has leased to Tenant space initially containing approximately 25,803 rentable square feet (the “Premises”) described as Suite No. 100 on the 1st floor of the building commonly known as Sunset North Building 4 located at 3150 139th Avenue SE, Bellevue, Washington (the “Building”).

B.	Tenant and Landlord mutually desire that the Lease be amended on and subject to the following terms and conditions.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

I.	Amendment. Effective as of the date hereof (unless different effective date(s) is/are specifically referenced in this Section), Landlord and Tenant agree that the Lease shall be amended in accordance with the following terms and conditions:

A.	Condition Precedent to Parties’ Obligation with Respect to Building 3 Must Take Space. Section IV.F of Exhibit E to the Lease is deleted and replaced with the following:

Tenant’s obligation to lease the Building 3 Must Take Space, and Landlord’s obligation to lease to Tenant the Building 3 Must Take Space, is contingent upon Onyx Software Corporation (“Onyx”), the current tenant of the Building 3 Must Take Space, entering into an agreement with Landlord to terminate its existing lease for the Building 3 Must Take Space (the “Onyx Lease Termination”). If the Onyx Lease Termination is not mutually executed by November 25, 2002, then, at either party’s option, to be exercised by written notice on or before December 2, 2002, this Section IV shall be of no further force or effect.

II.	Miscellaneous.

A.	This Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements.

B.	Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

C.	In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control.

D.	Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Amendment until Landlord has executed and delivered the same to Tenant.

E.	The capitalized terms used in this Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Amendment.

F.	Tenant hereby represents to Landlord that Tenant has dealt with no broker in connection with this Amendment. Tenant agrees to indemnify and hold Landlord,

its members, principals, beneficiaries, partners, officers, directors, employees, mortgagee(s) and agents, and the respective principals and members of any such agents (collectively, the “Landlord Related Parties”) harmless from all claims of any brokers claiming to have represented Tenant in connection with this Amendment. Landlord hereby represents to Tenant that Landlord has dealt with no broker in connection with this Amendment. Landlord agrees to indemnify and hold Tenant, its members, principals, beneficiaries, partners, officers, directors, employees, and agents, and the respective principals and members of any such agents (collectively, the “Tenant Related Parties”) harmless from all claims of any brokers claiming to have represented Landlord in connection with this Amendment.

G.	Each signatory of this Amendment represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting.

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the day and year first above written.

LANDLORD:

EOP-SUNSET NORTH BELLEVUE, L.L.C., a Washington limited liability company

By:	EOP-Sunset North, L.L.C., a Delaware limited liability company, its managing member

	By:	EOP Operating Limited Partnership, a Delaware limited partnership, its sole member

		By:	Equity Office Properties Trust, a Maryland real estate investment trust, its general partner

			By:	/s/ M. PATRICK CALLAHAN
M. Patrick Callahan Senior Vice President Seattle Region

TENANT: EXPEDIA, INC., a Washington corporation

By:	/s/ MICHAEL DAY
Name:	Michael Day
Title:	SVP, Operations

THIS PAGE IS REQUIRED IF PROPERTY IS IN DELAWARE,

MICHIGAN, OHIO, UTAH, WASHINGTON, D.C. OR WASHINGTON STATE

LANDLORD ACKNOWLEDGMENTS

STATE OF Washington      )

COUNTY OF King             ) ss:

I, the undersigned, a Notary Public, in and for the County and State aforesaid, do hereby certify that Pat Callahan, personally known to me to be the Sr. Vice President of Equity Office Properties Trust, a Maryland real estate investment trust, and personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that as such officer of said entity being authorized so to do, (s)he executed the foregoing instrument on behalf of said entity, by subscribing the name of such entity by himself/herself as such officer, as a free and voluntary act, and as the free and voluntary act and deed of said entity, for the uses and purposes therein set forth.

GIVEN under my hand and official seal this 28 day of October 2002.

/s/ TANYA M. HOPKINS
Notary Public

TANYA M. HOPKINS
Printed Name

My Commission Expires: 9-19-04

TENANT ACKNOWLEDGMENTS

Corporation

STATE OF Washington      )

COUNTY OF King             ) ss:

On this the 24th day of October, 2002, before me a Notary Public duly authorized in and for the said County in the State aforesaid to take acknowledgments personally appeared Michael K. Day known to me to be Sr. Vice President of Operations/Expedia, one of the parties described in the foregoing instrument, and acknowledged that as such officer, being authorized so to do, (s)he executed the foregoing instrument on behalf of said corporation by subscribing the name of such corporation by himself/herself as such officer and caused the corporate seal of said corporation to be affixed thereto, as a free and voluntary act, and as the free and voluntary act of said corporation, for the uses and purposes therein set forth.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

/s/ WHITNEY S. NORMILE
Notary Public

WHITNEY S. NORMILE
Printed Name

My Commission Expires: July 29, 2006